            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

    -------------------------------------------------------------------------

                                               Give the TAXPAYER
                                               IDENTIFICATION Number
    For this type of account:                  of
    -------------------------------------------------------------------------
     1. An individual's account                The individual

     2. Two or more individuals (joint         The actual owner of the
        account)                               account or, if representative
                                               or trustee combined funds,
                                               the first individual on the
                                               account(1)

     3. Husband and wife (joint                The actual owner of the
        account)                               account or, if joint funds,
                                               either person(1)

     4. Custodian account of a minor           The minor(2)
        (Uniform Gift to Minors Act)

     5. Adult and minor (joint account)        The adult or, if the minor is
                                               the only contributor, the
                                               minor(1)

     6. Account in the name of                 The ward, minor, or
        guardian or committee for a            incompetent person(3)
        designated ward, minor, or
        incompetent person(3)

     7. a The usual revocable savings          The grantor-trustee(1)
          trust account (grantor is also
          trustee)
       b So-called trust account that          The actual owner(1)
         is not a legal or valid trust
         under State law

     8. Sole proprietorship account            The owner(4)
    -------------------------------------------------------------------------

   --------------------------------------------------------------------------

                                              Give the TAXPAYER
                                              IDENTIFICATION Number
   For this type of account:                  of
   --------------------------------------------------------------------------
    9. A valid trust, estate, or pension      The legal entity (Do not
       trust                                  furnish the identifying
                                              number of the personal
                                              representative or trustee
                                              unless the legal entity itself
                                              is not designated in the
                                              account title.)(5)

   10. Corporate account                      The corporation

   11. Religious, charitable, or              The organization
       educational organization
       account

   12. Partnership account held in the        The partnership
       name of the business

   13. Association, club, or other tax-       The organization
       exempt organization

   14. A broker or registered nominee         The broker or nominee

   15. Account with the Department of         The public entity
       Agriculture in the name of a
       public entity (such as a State or
       local government, school
       district, or prison) that receives
       agricultural program payments
   --------------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.
(2)  Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4)  Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.

Note:If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    Page 2

                                                              Obtaining a Number
If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding
Payees specifically exempted from backup withholding on ALL payments include the following:
  . A corporation.
  . A financial institution.
  . An organization exempt from tax under section 501(a) of the Internal
    Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan.
  . The United States or any agency or instrumentality thereof.
  . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
  . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
  . An international organization or any agency, or instrumentality thereof.
  . A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
  . A real estate investment trust.
  . A common trust fund operated by a bank under section 584(a) of the Code.
  . An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
  . An entity registered at all times under the investment Company Act of 1940. . A foreign central bank of issue.
  . A futures commission merchant registered with the Commodity Futures Trading
    Commission.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
  . Payments to nonresident aliens subject to withholding under section 1441 of the Code.
  . Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
  . Payments to patronage dividends where the amount received is not paid in money.
  . Payments made by certain foreign organizations.
  . Payments made to an appropriate nominee.
  . Section 404(k) payments made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:
  . Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
  . Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).
  . Payments described in section 6049(b)(5) of the Code to nonresident aliens. . Payments on tax-free covenant bonds under section 1451 of the Code.
  . Payments made by certain foreign organizations.
  . Payments of mortgage interest to you.
  . Payments made to an appropriate nominee.

Exempt payees described above should file substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8BEN (CERTIFICATE OF FOREIGN STATUS).

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

Privacy Act Notice--Section 6109 requires most recipients of dividend, interest, or other payments to give correct taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file a tax return. Payers must generally withhold on taxable interest, dividend, and certain other payments to a payee who does not furnish a correct taxpayer identification number to a payer. Certain penalties may also apply.

Penalties
(1) Penalty for Failure to Furnish Taxpayer Identification Number--If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Failure to Report Certain Dividend And Interest Payments--If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 20% on any portion of an underpayment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) Civil Penalty for False Information With Respect to Withholding--If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) Criminal Penalty for Falsifying Information--Willfully Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.